Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hertz Global Holdings, Inc.

Park Ridge, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159348 and 333-173125), Form S-8 (No. 333-168808, 333-138812 and 333-151103), and Form S-4 (No. 333-174042) of Hertz Global Holdings, Inc. of our report dated October 21, 2011, relating to the consolidated financial statements of Donlen Corporation and Subsidiaries, which appears in this Form 8-K/A.

/s/BDO USA, LLP

Chicago, Illinois
October 31, 2011